UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________
FORM 8-K
 _____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 3, 2014
Date of Report (Date of earliest event reported)
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FEI COMPANY
(Exact name of registrant as specified in its charter)
 _____________________________________________

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 726-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 _____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 3, 2014, FEI Company (the “Company”) entered into the Third Amendment to Credit Agreement (the “Third Amendment”) with JPMorgan Chase Bank, N.A. (the “Agent”), as Administrative Agent, various lenders (the “Lenders”) and certain other parties.
Among other things, the Third Amendment amended the Credit Agreement dated as of June 4, 2008 (as amended, the “Credit Agreement”) to increase the permitted amount of restricted payments, subject to certain conditions and certain technical amendments.
The Company paid amendment fees to the Lenders and an arrangement fee to the Agent in connection with this Third Amendment.
The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, which is filed hereto as Exhibit 10.1 to this Current Report and is incorporated by reference herein.
There are currently no amounts outstanding under the Credit Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1
Third Amendment to Credit Agreement, dated as of July 3, 2014, by and among FEI Company, the Guarantors identified on the signature pages thereto, the Lenders identified on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President, General Counsel and Secretary
Date: July 7, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1
Third Amendment to Credit Agreement, dated as of July 3, 2014, by and among FEI Company, the Guarantors identified on the signature pages thereto, the Lenders identified on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

4